UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2022

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042	RZA	New York Stock Exchange
5.75% Fixed-To-Floating Rate Subordinated Debentures due 2056	RZB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐   Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed Khanh T. Tran to the Board, effective as of July 1, 2022. Mr. Tran will serve for a term of office ending at the Company’s 2023 annual meeting of shareholders, or until his successor is duly elected and qualified. As of July 1, 2022, the addition of Mr. Tran increases the size of the Board to twelve directors.

Mr. Tran, 65, retired as President and Chief Executive Officer of Aviation Capital Group LLC. Prior to that role, he held various executive positions during his 25 years with Pacific Life,, including president, chief investment officer, chief financial officer and treasurer. Mr. Tran has previously served on nine corporate boards, including CIT Group, Inc.; Aviation Capital Group LLC; Pacific Life Insurance Company; and Scottish Re, among others.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2021, in which the amount involved exceeds $120,000 and in which Mr. Tran had, or will have, a direct or indirect material interest.

There are no arrangements or understandings between Mr. Tran and any other person pursuant to which he was elected as a director. Mr. Tran will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors—Director Compensation” in the Company’s proxy statement dated April 7, 2022 for its annual meeting of shareholders. The Board has appointed Mr. Tran to serve on the Audit Committee, Investment Committee and Risk Committee of the Board.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing the appointment of Mr. Tran to the Board, a copy of which is furnished with this report as Exhibit 99.1. The information set forth in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be “filed”, as described in Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated May 31, 2022

104	Cover page interactive data file (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 31, 2022	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer